Tidal Trust I 485BPOS

Exhibit 99.(h)(iii)(1)

FIRST AMENDMENT TO THE

AMENDED AND RESTATED

FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT, effective as of the last date written on the signature page (the “Effective Date”), to the Amended and Restated Fund Accounting Servicing Agreement, dated as of July 11, 2025 (the “Agreement”), is entered into by and between TIDAL TRUST I (formerly, Tidal ETF Trust), a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBGFS”).

WHEREAS, the parties entered into the Agreement;

WHEREAS, the parties desire to amend Exhibit A of the Agreement to add the following ETF series:

●	Dana Concentrated Dividend ETF
●	Dana Limited Volatility ETF
●	Dana Unconstrained Equity ETF
●	SMART Earnings Growth 30 ETF
●	SMART Trend 25 ETF
●	SoFi Agentic AI ETF

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by the Trust and USBGFS, and authorized or approved by the Trust’s Board of Trustees.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	As of the Effective Date, Exhibit A of the Agreement is hereby superseded and replaced in its entirety with the Exhibit A attached hereto.

2.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON THE FOLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

TIDAL TRUST I

By:	/s/ Eric Falkeis
Name:	Eric Falkeis
Title:	President
Date:	08-01-2025

U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Gregory Farley
Name:	Gregory Farley
Title:	Senior Vice President
Date:	08-01-2025

Exhibit A to the Fund Accounting Servicing Agreement

Separate Series of Tidal Trust I

Name of ETF Series

Academy Veteran Impact ETF

Acruence Active Hedge U.S. Equity ETF

Adasina Social Justice All Cap Global ETF

American Customer Satisfaction ETF

ATAC Credit Rotation ETF

ATAC Equity Leverage Rotation ETF

ATAC US Rotation ETF

Aztlan Global Stock Selection DM SMID ETF

Aztlan North America Nearshoring Stock Selection ETF

Dana Concentrated Dividend ETF

Dana Limited Volatility ETF

Dana Unconstrained Equity ETF

Digital Asset Debt Strategy ETF

FolioBeyond Alternative Income and Interest Rate Hedge ETF

FolioBeyond Enhanced Fixed Income Premium ETF

God Bless America ETF

Gotham 1000 Value ETF

Gotham Enhanced 500 ETF

Gotham Short Strategies ETF

Intelligent Real Estate ETF

Ionic Inflation Protection ETF

Leatherback Long/Short Absolute Return ETF

Leatherback Long/Short Alternative Yield ETF

Residential REIT ETF

Robinson Alternative Yield Pre-Merger SPAC ETF

RPAR Risk Parity ETF

SMART Earnings Growth 30 ETF

SMART Trend 25 ETF

SoFi Agentic AI ETF

SoFi Enhanced Yield ETF

SoFi Next 500 ETF

SoFi Select 500 ETF

SoFi Social 50 ETF

SonicShares™ Global Shipping ETF

Sound Enhanced Equity Income ETF

Sound Enhanced Fixed Income ETF

Sound Equity Dividend Income ETF

Sound Fixed Income ETF

Sound Total Return ETF

SP Funds Dow Jones Global Sukuk ETF

SP Funds S&P 500 Sharia Industry Exclusions ETF

SP Funds S&P Global REIT Sharia ETF

The Free Markets ETF

Unlimited HFEM Emerging Markets ETF

Unlimited HFEQ Equity Long/Short ETF

Unlimited HFEV Event Driven ETF

Unlimited HFFI Fixed Income ETF

Unlimited HFGM Global Macro ETF

Unlimited HFMF Managed Futures ETF

Unlimited HFND Multi-Strategy Return Tracker ETF

Unlimited Low-Beta HFND Multi-Strategy ETF

Unlimited Ultra HFND Multi-Strategy ETF

Unusual Whales Subversive Democratic Trading ETF

Unusual Whales Subversive Republican Trading ETF

UPAR Ultra Risk Parity ETF

ZEGA Buy and Hedge ETF

Name of Mutual Fund Series

ATAC Rotation Fund

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